SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


               Pursuant to Section 13 or 15(d)
           of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 13, 1998
                                                  _________________


                            Rheometric Scientific, Inc.
                   ________________________________________
             (Exact Name of Registrant as Specified in its Charter)


   New Jersey                   0-14617              61-0708419
_________________             ____________           _____________
(State or other juris-       (Commission             (IRS Employer
diction of incorporation)     File Number)         Identification No.)


    One Possumtown Road, Piscataway, NJ          08854
    __________________________________________________________
  (Address of principal executive offices)      (Zip Code)


          Registrant's telephone number, including area code: (732) 560-8550


      ______________________________________________________
  (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

     On February 13, 1998, Rheometric Scientific, Inc.'s

common stock moved from the Nasdaq National Market to The

Nasdaq SmallCap Market via an exception from the bid price,

net tangible assets and market value of public float initial inclusion requirements.

     The determination to move the Company to The Nasdaq

SmallCap Market resulted from the Company's non-compliance

with the Nasdaq National Market net tangible assets

requirement of at least $4 million due to the write-offs

taken during fiscal 1997.   The write-offs were in

connection with initiatives the Company had taken to improve operational efficiencies and cash management, as well as to

enhance its market position and customer support

     While Rheometric Scientific, Inc. failed to meet the

initial inclusion requirements for the Nasdaq SmallCap

Market as of February 13, 1998, the Company was granted a

temporary exception under which the Company will continue to be listed on The Nasdaq SmallCap market unless the Company

fails to meet certain conditions.

     Accordingly, as directed by Nasdaq, the Company is

providing the following information and exhibit to satisfy

the conditions.

     The Company affirms it is in compliance with the

continuing listing requirements of The Nasdaq SmallCap

Market with the exception of minimum bid price.  The Nasdaq

SmallCap Market has waived the minimum bid price with the

stipulation that the Company will be in compliance with the

minimum bid price at March 25, 1998.

     As of February 13, 1998

     -    The Company has four market makers

     -    The Company's net tangible assets is $2,365,000

     -    The Company's public float is 3,000,507

     -    The Company's market value of the public float is $2,350,280

     -    The Company has approximately 185 shareholders of

          record and 485 beneficial holders of common stock held in

          street name.

     -    The Company was founded in 1970 and is in compliance

          with The Nasdaq SmallCap Market corporate governance

          requirements.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS



     Exhibit 1 - Rheometric Scientific, Inc. Condensed
             Consolidated Balance Sheet as of  December 31, 1997




                          Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 1998                  RHEOMETRIC SCIENTIFIC, INC.



                                  By:  /s/ Joseph Musanti
                                       Joseph Musanti, Vice President,
                                   Finance & Materials and Chief
                                     Financial Officer

           RHEOMETRIC SCIENTIFIC, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)                                 (Unaudited)


                                          December 31, 1997
ASSETS
Current Assets
 Cash                                        $   170
 Accounts receivable, net                     15,183
 Inventory, net                               12,900

 Prepaid expenses and other assets               700
                                             _______
  Total current assets                        28,953
                                             _______
Property, plant, and equipment                15,980
 Less accumulated depreciation and
   amortization                               (9,532)
                                             _______
 Property, plant, and equipment, net           6,448
Other assets <F1>                              1,120
                                             _______
  Total Assets

LIABILITIES AND SHAREHOLDERS' EQUITY         $36,521
                                             =======
Current Liabilities
 Short-term bank borrowings                  $ 8,773
 Current maturities of long-term debt            227
 Accounts payable                              4,100
 Borrowings against accounts receivable          958
 Restructuring                                 1,624
Accrued liabilities                            6,150
                                             _______
  Total current liabilities                   21,832
                                             _______

Long-term note payable

Long-term debt lease obligation                4,718
Long-term debt - affiliate                     6,258
Other long-term liabilities                    1,348
                                             _______

  Total liabilities                           34,156
                                             _______

Commitments and Contingencies

Shareholders' Equity
 Common stock, stated value of $.001,
  authorized 20,000 shares; issued and
  outstanding 13,162 shares                       13
 Additional paid-in capital                   25,492
 Accumulated deficit                         (22,993)
 Cumulative translation adjustment              (147)
                                             _______
  Total shareholders' equity                   2,365
                                             _______
   Total Liabilities &
     Shareholders' Equity                    $36,521
                                              ======

     <F1> Other Assets does not contain any goodwill.
